UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2005

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

            On January 20, 2005, Inland Real Estate Corporation (the “Company”) issued a press release announcing the tax allocations of the 2004 dividend distributions on its common shares.  The schedule included in the press release is provided for informational purposes only.  Stockholders are advised to consult with their tax advisor about specific tax treatment of the Company’s 2004 dividends.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 2.02.

The information reported in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  In addition, the information reported in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

            On January 18, 2005, the Company issued a press release announcing that, on January 17, 2005, the Company paid a cash dividend of $0.08 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on December 31, 2004.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Also on January 18, 2005, the Company issued a press release announcing that it will release fourth quarter 2004 financial results on Tuesday, February 22, 2005 after the NYSE market close.  The Company will host a management conference call to discuss these financial results at 1:00 p.m. CST (2:00 p.m. EST) on Wednesday, February 23, 2005.  The conference call can be accessed by dialing 800-299-7098, or 617-801-9715 for international callers.  The conference call passcode is 51697744.  The Company suggests that participants dial-in at least ten minutes prior to the scheduled start of the call.  The conference call will also be available via live webcast on the Company’s website at http://www.inlandrealestate.com.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On January 19, 2005, the Company issued a press release announcing that it has declared a cash dividend of $0.0783 per share on the outstanding shares of its common stock, payable on February 17, 2005 to common stockholders of record at the close of business on January 31, 2005.  The Company has approximately 67.0 million shares of common stock outstanding.  The aggregate cash dividend paid to a particular common stockholder of record will be rounded to the nearest $0.01, up or down, with $0.005 or more being rounded up.  The Company currently pays an annual cash dividend of $0.94 per share, a portion of which is distributed monthly to common stockholders.  The per share amount of each monthly cash dividend is computed by dividing the per share amount of the annual cash dividend by twelve.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.4 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.2	Press release of Inland Real Estate Corporation, dated January 18, 2005
99.3	Press release of Inland Real Estate Corporation, dated January 18, 2005
99.4	Press release of Inland Real Estate Corporation, dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  January 21, 2005

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated January 20, 2005

Press release of Inland Real Estate Corporation, dated January 18, 2005

Press release of Inland Real Estate Corporation, dated January 18, 2005

Press release of Inland Real Estate Corporation, dated January 19, 2005